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Exhibit 4.6

FORM OF
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 15, 2003, by and among Comcast Corporation ("Comcast"), Comcast QVC, Inc. ("Comcast QVC") and Liberty Media Corporation ("Liberty").

        WHEREAS, pursuant to Section 9.2 of the Amended and Restated Stockholders Agreement (the "Stockholders Agreement") dated as of February 9, 1995 among Comcast Holdings Corporation ("CHC")(formerly named Comcast Corporation), Comcast QVC (together with Comcast and CHC, the "Comcast Parties"), QVC, Inc. (as successor to QVC Programming Holdings, Inc. ("QVC")), Liberty, QVC Investment, Inc. ("QVCI") and Liberty QVC, Inc. (together with Liberty and QVCI, the "Liberty Parties"), on February 28, 2003, Liberty delivered the Exit Notice (as defined in the Stockholders Agreement) to CHC;

        WHEREAS, pursuant to a letter agreement (the "Buy-Sell Procedures Agreement") dated June 25, 2003, among Comcast, CHC, Liberty and QVC, the parties thereto have agreed upon procedures whereby (i) the Comcast Parties may acquire the Liberty Parties' interest in QVC or (ii) the Liberty Parties may acquire the Comcast Parties' interest in QVC (such acquisition, in each case, the "QVC Purchase");

        WHEREAS, the consideration for the QVC Purchase may include Purchaser Qualifying Securities and/or a Purchaser Note; and

        WHEREAS, Comcast agrees to provide the Liberty Parties the registration rights set forth in this Agreement if the Comcast Parties are the Purchasers pursuant to the Buy-Sell Procedures Agreement and the consideration for the QVC Purchase includes Purchaser Qualifying Securities and/or a Purchaser Note and Liberty agrees to provide the Comcast Parties the registration rights set forth in this Agreement if Liberty is the Purchaser pursuant to the Buy-Sell Procedures Agreement and the consideration for the QVC Purchase includes Purchaser Qualifying Securities and/or a Purchaser Note.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01.    Definitions.    Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement. The following terms, as used herein, have the following meanings:

        "Affiliate" means with respect to any specified Person, an "affiliate," as defined in Rule 144, of such Person.

        "Applicable Value of the Purchaser Qualifying Securities" means the number of Purchaser Qualifying Securities to be registered by the Shelf Registration Statement multiplied by the Average Market Price.

        "Commission" means the Securities and Exchange Commission.

        "Disadvantageous Condition" has the meaning set forth in Section 2.01.

        "Effectiveness Period" has the meaning set forth in Section 2.01.

        "Effective Time" has the meaning set forth in Section 2.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Filing Deadline Date" has the meaning set forth in Section 2.01.

        "Hedging Counterparty" means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof or any other financial institution or third party.

        "Hedging Transaction" means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a "derivative security" (as defined in rule 16a-1(c) under the Exchange Act) with respect to the Registrable Class Securities or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

        (a)   transactions by a Securityholder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;

        (b)   transactions pursuant to which a Securityholder sells short Registrable Class Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position;

        (c)   transactions by a Securityholder in which the Securityholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act; and

        (d)   a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a Permitted Transferee and sell the loaned securities or, in an event of default in the case of a pledge, then sell the pledged securities, in each case, in a public transaction pursuant to a prospectus.

        "Indemnified Party" has the meaning set forth in Section 2.07.

        "Indemnifying Party" has the meaning set forth in Section 2.07.

        "Inspectors" has the meaning set forth in Section 2.04.

        "Issuer" shall mean the issuer of Registrable Securities and shall initially mean (a) if the Comcast Parties acquire the Liberty Parties' interest in QVC, Comcast and (b) if the Liberty Parties acquire the Comcast Parties' interest in QVC, Liberty.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Permitted Transferee" shall have the meaning set forth in Section 2.01.

        "Prospectus" means the prospectus related to any registration statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415 under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference in such prospectus.

        "Public Offering" means any public offering of Purchaser Qualifying Securities pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-8 or S-4, or any successor or similar forms.

        "Records" has the meaning set forth in Section 2.04.

        "Registrable Class Securities" means securities of the Issuer that are of the same class and series as the Registrable Securities.

        "Registrable Securities" means (a) if the Comcast Parties acquire the Liberty Parties' interest in QVC, any Purchaser Qualifying Securities and any Purchaser Note of Comcast acquired by the Liberty

Parties in the QVC Purchase and (b) if the Liberty Parties acquire the Comcast Parties' interest in QVC, any Purchaser Qualifying Securities and any Purchaser Note of the Liberty Parties or their Affiliates acquired by the Comcast Parties in the QVC Purchase and, in each case, shall include any securities issued with respect to any Registrable Securities including, without limitation, by way of a stock split or stock dividend, in connection with a recapitalization or a merger, consolidation or other reorganization, or pursuant to a distribution; provided that such securities shall cease to be Registrable Securities if and when (i) a registration statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met, (iii) such securities may be sold pursuant to Rule 144(k) or otherwise in the public market without being registered pursuant to the Securities Act or (iv) such securities shall have ceased to be outstanding; provided that any such securities that have ceased to be Registrable Securities pursuant to clauses (i) or (ii) above cannot thereafter become Registrable Securities, and securities that are issued or distributed following the date of such sale specified in clauses (i) or (ii) above by way of dividends in respect of such securities that have ceased to be Registrable Securities shall not be Registrable Securities.

        "Registration Expenses" means all (i) registration, qualification and filing fees with the Commission, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses and fees and expenses of any trustee or escrow agent, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer, (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration and (viii) fees and expenses of listing the Registrable Securities on a securities exchange; but shall not include any underwriting fees or discounts or commissions attributable to the sale of Registrable Securities or any fees and expenses of counsel for any Securityholder.

        "Rule 144" means Rule 144 under the Securities Act including any successor statute.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shelf Registration Statement" has the meaning set forth in Section 2.01.

        "Securityholder" shall mean the initial holder or holders of Registrable Securities and any such holder's Permitted Transferees, and shall initially mean (a) if the Comcast Parties acquire the Liberty Parties' interest in QVC, any Liberty Party initially holding Registrable Securities and (b) if the Liberty Parties acquire the Comcast Parties' interest in QVC, any Comcast Party initially holding Registrable Securities.

        "Stock Purchase Agreement" means that certain amended and restated stock purchase agreement dated as of June 30, 2003 among Comcast, Comcast QVC, Liberty and QVC.

ARTICLE 2
REGISTRATION RIGHTS

        Section 2.01.    Shelf Registration.

          (a)    Filing of Shelf Registration Statement.    Subject to Section 2.01(d), the Issuer shall use commercially reasonable efforts to prepare and file a "shelf" registration statement with respect to the Registrable Securities on Form S-3, or any other appropriate form under the Securities Act

  (the "Shelf Registration Statement") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act within five Business Days after the date that the consideration to be paid under the Stock Purchase Agreement is determined pursuant to Section 7.05 of the Stock Purchase Agreement (the "Filing Deadline Date"). The Issuer agrees to give the Securityholder not less than three Business Days advance notice of its intent to file the Shelf Registration Statement.

          (b)    Effectiveness of Shelf Registration Statement.    Subject to Section 2.01(d), the Issuer shall use commercially reasonable efforts (1) to respond to any comments received from the staff of the Commission as promptly as practicable and in any event within 15 days after receipt of any such comments, (2) to have the Shelf Registration Statement ready to be declared effective as promptly as practicable on or prior to the date all other conditions to Closing have been met and (3) to keep the Shelf Registration Statement continuously effective during the time period (the "Effectiveness Period") commencing on the date such Shelf Registration Statement is declared effective (the "Effective Time") and ending on the date that is two (2) years from the Effective Time; provided that (i) before filing a Shelf Registration Statement or prospectus or any amendments or supplements thereto (other than documents incorporated by reference), the Issuer shall provide counsel to the Securityholder with a reasonable opportunity to review and comment on such Shelf Registration Statement and each prospectus included therein (and each such amendment and supplement thereto) to be filed with the Commission, subject to such documents being under the Issuer's control and (ii) the Issuer shall notify the Securityholder and such Securityholder's counsel of any stop order issued or threatened by the Commission and shall take commercially reasonable actions required to prevent the entry of such stop order or to remove such stop order if entered.

          (c)    Withdrawal of Orders Suspending Effectiveness.    If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Issuer shall, subject to Section 2.01(d), use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event within 15 days after such cessation of effectiveness, amend the Shelf Registration Statement in a manner reasonably expected by the Issuer to obtain the withdrawal of such order suspending the effectiveness thereof.

          (d)    Blackout Periods.    With respect to any registration statement filed or to be filed pursuant to this Section 2.01, if the board of directors (or executive committee) of the Issuer shall determine, in its good faith judgment, that to maintain the effectiveness of such registration statement (or, if no registration statement has yet been filed, to file such a registration statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Issuer or any of its Affiliates that would materially interfere with such transaction or negotiations or (ii) otherwise require premature disclosure of information, in either case that would be significantly disadvantageous (a "Disadvantageous Condition"), the Issuer may, for the shortest period possible, but not more than a period of 90 days from the date of such board's (or such executive committee's) determination, and in any event not more than an aggregate of 90 days in any 365-day period, notify the Securityholder that such registration statement is unavailable for use. Upon the receipt of any such notice, the Securityholder shall forthwith discontinue use of the prospectus contained in such registration statement provided, that, if at the time of receipt of such notice the Securityholder shall have sold Registered Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such securities) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Shelf Registration Statement, then the Issuer shall use its commercially reasonable efforts to take such action as will permit such securities to be timely delivered. If any Disadvantageous Condition shall cease to exist, the Issuer shall promptly notify the Securityholder to such effect.

          (e)    Plan of Distribution.    At the Effective Time, each Securityholder shall be named as a selling securityholder in the Shelf Registration Statement and related prospectus in such a manner as to permit such Securityholder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law under ordinary circumstances. The "Plan of Distribution" section of the Shelf Registration Statement and prospectus shall be substantially in the form of Annex A hereto (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Shelf Registration Statement).

          (f)    Expenses.    Except as specifically provided herein, the Issuer shall pay all Registration Expenses in connection with registrations pursuant to this Section 2.01. Each Securityholder shall pay all fees and expenses of counsel for such Securityholder and all underwriting discounts and commissions, if any, relating to the sale or disposition of such Securityholder's Registrable Securities pursuant to any Shelf Registration Statement.

          (g)    Selection of Underwriters and Underwriters' Counsel.    If any registration pursuant to this Section 2.01 is in the form of an underwritten Public Offering, the Securityholder shall have the right to select the managing underwriter or co-managing underwriters for such Public Offering, which underwriter shall be reasonably acceptable to the Issuer. The Issuer shall be entitled to designate counsel for such underwriter or underwriters, provided that such designated underwriters' counsel shall be a firm of national reputation representing underwriters in capital markets transactions.

          (h)    Transfer of Shelf Registration Rights.    Each Securityholder shall have the right to transfer, by written agreement, any or all of their registration rights granted under this Section 2.01 to any direct or indirect transferee of such Securityholder's Registrable Securities (a "Permitted Transferee"); provided, (i) that such Permitted Transferee must agree, in writing in form and substance reasonably satisfactory to the Issuer, to be bound by the terms and provisions of this Agreement (it being specifically understood that any Permitted Transferee's delivery of any prospectus to purchasers of Registrable Securities pursuant to this Section 2.01 shall be in accordance with the "Plan of Distribution" section of the Shelf Registration Statement and prospectus, substantially in the form of Annex A hereto); and (ii) that such transfer shall be effected in accordance with applicable securities laws and any agreements between the Issuer and such Securityholder. Following any transfer or assignment made pursuant to this Section 2.01(h), such Securityholder shall retain all rights under this Agreement with respect to the Registrable Securities that continue to be held by such Securityholder.

        Section 2.02.    Registration In Connection With Hedging Transactions.

          (a)    The Issuer acknowledges that from time to time a holder of Registrable Securities may seek to enter into one or more Hedging Transactions with a Hedging Counterparty. Notwithstanding anything to the contrary provided herein, the Issuer agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of counsel to the Securityholder of Registrable Securities (after good faith consultation with counsel to the Issuer), it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Issuer shall use commercially reasonable efforts to take such actions (which may include among other things, the filing of a post-effective amendment to the Shelf Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including, without limitation, a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transactions or sales or transfers of Registrable Class

  Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Issuer hereunder with respect to the registration of Registrable Securities.

        (b) The Issuer agrees to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Issuer, the Securityholder and the Hedging Counterparty describing such Hedging Transaction.

        (c) Any information regarding the Hedging Transaction included in a registration statement or prospectus pursuant to this Section 2.02 shall be deemed to be information provided by the Securityholder selling Registrable Securities pursuant to such registration statement for purposes of Sections 2.05 and 2.06 of this Agreement.

        (d) If in connection with a Hedging Transaction a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling securityholder, then it shall be required to provide customary indemnities to the Issuer regarding itself, the plan of distribution and like matters.

        Section 2.03.    Holdback Agreements.    (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 or any successor provision under the Securities Act, of any Registrable Securities (other than Registrable Securities that are non-convertible debt securities of the Issuer), not to effect any such public sale or distribution of any other equity securities of the Issuer or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer (in each case, other than as part of any registration pursuant to the terms hereof of Registrable Securities in connection with such Public Offering) and not to effect any Hedging Transaction during the period beginning fourteen days prior to any planned public sale or distribution of such securities of the Issuer (or, if later, two Business Days after such Securityholder has received written notice of such planned public sale or distribution) and ending on the date such securities are issued; provided, that the Securityholder shall not have any obligations under this Section 2.03(a) if at the time of such planned public sale or distribution either (i) the Securityholder holds securities representing less than 1% of the class or series of securities of the Issuer proposed to be publicly sold or distributed or (ii) any officer, director or Affiliate of the Issuer holding the same or a greater percentage of such securities than the Securityholder is not required to cease public sales or distributions during at least the period required by this Section 2.03(a).

        (b) The Issuer agrees not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer during the period beginning fourteen days prior to a take-down (other than a take-down of non-convertible debt securities of the Issuer) from the Shelf Registration Statement of Registrable Securities of the same class or series and ending on the date the sale or distribution pursuant to such take-down of Registrable Securities or Registrable Class Securities is consummated, provided, however, that the provisions of this paragraph (b) shall apply only if such take-down involves an amount of Registrable Securities or Registrable Class Securities equal to or greater than 40% of the original number of Registrable Securities (excluding Registrable Securities constituting non-convertible debt securities of the Issuer) initially issued in the QVC transaction; provided that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

        Section 2.04.    Registration Procedures.    In connection with any registration in respect of Registrable Securities or Registrable Class Securities pursuant to Sections 2.01 or 2.02, the Issuer shall, subject to the provisions of such Sections, use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities or Registrable Class Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a)   The Issuer will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become and remain effective as set forth in Section 2.01.

          (b)   The Issuer shall, at least three Business Days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Securityholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed (including documents to be incorporated by reference therein that expressly relate to the offering contemplated therein) which documents will be subject to the reasonable review and comments of such Securityholders (and their respective counsel) during such three-business-day period and the Issuer will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Securityholders to which the holders of a majority of the Registrable Securities to be included in such registration shall reasonably object in writing. Thereafter the Issuer will furnish to such Securityholder, Hedging Counterparty and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto but excluding documents incorporated by reference therein other than those that expressly relate to the offering), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Securityholder, Hedging Counterparty or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Securityholder or Registrable Class Securities by such Hedging Counterparty.

          (c)   After the filing of the registration statement, the Issuer will promptly notify each Securityholder of Registrable Securities covered by such registration statement of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Securityholder of such lifting or withdrawal of such order.

          (d)   The Issuer will use commercially reasonable efforts (i) to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any holder of Registrable Securities covered by such registration statement reasonably (in the light of such Securityholder's intended plan of distribution) requests and (ii) to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable such Securityholder to consummate the disposition of the Registrable Securities owned by such Securityholder; provided that the Issuer will not be required to (w) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (x) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

          (e)   The Issuer will immediately notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to each such Securityholder any such supplement or amendment, and the Issuer will promptly prepare and furnish to each such Securityholder a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (f)    The Issuer will enter into customary agreements (including an underwriting or similar agreement in customary form for that Issuer) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of any Registrable Securities or any Registrable Class Securities in connection with any Hedging Transaction or otherwise.

          (g)   The Issuer will make available for inspection by any Securityholder of Registrable Securities covered by such registration statement, any Hedging Counterparty in connection with any Hedging Transaction, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Securityholder, Hedging Counterparty or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement; provided that in no event shall the Issuer be required to make available to the Securityholder or their counsel any information which the Issuer's board of directors in its reasonable judgment believes is competitively sensitive. Records which the Issuer determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each such Securityholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such is made generally available to the public. Each such Securityholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h)   The Issuer will furnish to each holder of Registrable Securities covered by such registration statement (and, if applicable, to each Hedging Counterparty in connection with any Hedging Transaction) and to each underwriter, if any, a signed counterpart of (i) an opinion or opinions of counsel to the Issuer addressed to such Securityholder, such Hedging Counterparty, if any, and such underwriter on which opinion each Securityholder, each Hedging Counterparty, if any, and each underwriter are entitled to rely and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as each of the holders of a majority of the Registrable Securities included in such registration statement may reasonably require, any Hedging Counterparty reasonably requires and the managing underwriter reasonably requires.

          (i)    The Issuer will otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning upon the commencement of a take-down from a Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (j)    The Issuer will use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange and included on each national quotation system on which similar securities issued by the Issuer are then listed or quoted.

          (k)   The Issuer will prepare and file with the Commission promptly upon the request of any such Securityholder, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for such Securityholders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Securityholders or Registrable Class Securities by such Hedging Counterparties.

          The Issuer may require each Securityholder of Registrable Securities included in such registration statement and each Hedging Counterparty in respect of Registrable Class Securities promptly to furnish in writing to the Issuer such information regarding the Securityholder, the Hedging Counterparty or the distribution of the Registrable Securities or Registrable Class Securities as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Securityholder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.04(e), such Securityholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Securityholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e). If the Issuer shall give such notice, the Issuer shall extend the period during which the effectiveness of such registration statement shall be maintained (including the period referred to in Section 2.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Issuer shall make available to such Securityholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

          (l)    Delay in Filing of Registration Statement, etc.    If (1) the Shelf Registration Statement is not filed by the Issuer with the Commission on or prior to the Filing Deadline Date, (2) the Issuer fails to respond to comments from the staff of the Commission in a timely fashion as required by Section 2.01(b) or (3) makes the registration statement unavailable for a period exceeding that permitted under Section 2.01(d), then for each day of non-compliance the Issuer shall pay the Securityholder, as liquidated damages and not as a penalty, an amount equal to a weekly rate (expressed as a percentage of the Applicable Value of the Purchaser Qualifying Securities covered or to be covered by the Shelf Registration Statement) of .25%; payment for any such liquidated damages shall be made no later than the first Business Day of the calendar month next succeeding the month in which such day occurs.

            (i)    The parties hereto agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Notwithstanding the foregoing, nothing shall preclude either party from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

            (ii)   The parties hereto agree that the liquidated damages provided for in this Section 2.04(l) constitute a reasonable estimate of the damages that may be incurred by the Securityholder by reason of the non-compliance described above in accordance with the provisions hereof.

        Section 2.05.    Indemnification By The Issuer.    The Issuer agrees to indemnify and hold harmless to the fullest extent permitted by law each holder of Registrable Securities covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such holder of

Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary, summary or final prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer will reimburse such holders of Registrable Securities for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or expense except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by such holder or on such holder's behalf in either such case expressly for use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from (a) the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Issuer has provided such prospectus and it was the responsibility of such holder of Registrable Securities to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense, (b) the use of any prospectus by or on behalf of any holder of Registrable Securities more than 24 hours after the Issuer has notified such Person that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the use of any prospectus by or on behalf of any holder of Registrable Securities after such time as the obligation of the Issuer to keep the related registration statement effective has expired.

        Section 2.06.    Indemnification By Holders Of Registrable Securities.    Each holder of Registrable Securities included in any registration statement agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law (including without limitation reimbursement of the Issuer for any legal or any other expenses reasonably incurred by it in investigating or defending such loss, claim, damage, liability or expense) the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such holder of Registrable Securities in Section 2.05, but only (i) with respect to information furnished in writing by such holder of Registrable Securities or on such holder's behalf, in either case expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary, summary or final prospectus or any amendments or supplements thereto or (ii) to the extent that any loss, claim, damage, liability or expense described in this Section 2.06 results from (a) the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense, (b) the use of any prospectus by or on behalf of any holder of Registrable Securities more than 24 hours after the Issuer has notified such Person that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the use of any prospectus by or on behalf of any holder of Registrable Securities after such time as the obligation of the Issuer to keep the related registration statement effective has expired.

        Section 2.07.    Conduct Of Indemnification Proceeding.    In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Sections 2.05 or 2.06 (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Party who had the largest number of Registrable Securities included in such registration. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

        Section 2.08.    Contribution.    If the indemnification provided for hereunder is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Issuer on the one hand and each holder of Registrable Securities covered by a registration statement on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such holder of Registrable Securities in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and of each such holder of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Issuer, the Securityholders and their Permitted Transferees agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        Section 2.09.    Participation In Public Offering.    No Person may participate in any underwritten Public Offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

ARTICLE 3
MISCELLANEOUS PROVISIONS

        Section 3.01.    Recapitalization, Exchanges, etc.    The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities held by the Liberty Parties, Comcast Parties and their respective Permitted Transferees, (ii) any and all Registrable Securities into which such securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Issuer and (iii) any and all securities of the Issuer or any successor or assign or acquirer of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, such securities of the Issuer and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Issuer shall cause any successor or assign or acquiror (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with each Securityholder on terms no less favorable to such Securityholder than the terms provided under this Agreement as a condition of any such transaction.

        Section 3.02.    Notices.    All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received), if received prior to 5 p.m. on a Business Day, otherwise on the next Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested, in each case to the intended recipient as set forth below:

        If to Comcast or any of its Affiliates (other than Comcast QVC), to:

  Comcast Corporation
  1500 Market Street
  Philadelphia, Pennsylvania 19102
  Attention: General Counsel
  Fax: (215) 981-7794

  with a copy to:

  Davis Polk & Wardwell
  450 Lexington Avenue
  New York, New York 10005
  Attention: Dennis Hersch and Bruce Dallas
  Fax: (212) 450-4800

  If to Comcast QVC, to:

  Comcast QVC, Inc.
  1201 Market Street, Suite 1405
  Wilmington, DE 19801
  Attention: Abram E. Patlove
  Fax: (302) 658-7310

  with a copy to:

  Davis Polk & Wardwell
  450 Lexington Avenue
  New York, New York 10017
  Attention: Dennis S. Hersch
  Fax: (212) 450-4800

  If to Liberty or any of its Affiliates, to:

  Liberty Media Corporation
  12300 Liberty Boulevard
  Englewood, Colorado 80112
  Attention: General Counsel
  Fax: (720) 875-5382

  with a copy to:

  Baker Botts L.L.P.
  30 Rockefeller Plaza
  New York, New York 10112
  Attention: Robert W. Murray Jr.
  Fax: (212) 259-2540

        Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended during business hours on a Business Day in the place of receipt. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth. Liberty will be entitled to rely upon any notice or other communication received by it from either Comcast Party as notice from both Comcast Parties. Similarly, any notice or other communication provided by Liberty to either Comcast Party will be treated as notice provided to both Comcast Parties.

        Section 3.03.    Entire Agreement; No Inconsistent Agreements.

          (a)   This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

          (b)   The Issuer shall not hereafter enter into or amend any agreement with respect to its securities which would adversely affect the rights granted to the Securityholders of Registrable Securities in this Agreement.

        Section 3.04.    Further Assurances.    Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or perform the provisions of this Agreement.

        Section 3.05.    Other Agreements.    Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under any of the other agreements.

        Section 3.06.    No Third-Party Beneficiaries.    Except as provided in Sections 2.05, 2.06, 2.07 and 2.08, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

        Section 3.07.    Assignment.    This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns and, with respect to each Securityholder, any Permitted Transferee. No assignment or transfer shall be effective hereunder unless and until the purported transferee executes and delivers an agreement, in form and substance reasonably acceptable to the parties, agreeing to be bound by the terms hereof; provided, that the Issuer may not assign its obligations hereunder.

        Section 3.08.    Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the Issuer and Securityholders of at least 50% of the Registrable Securities (in the case of notes, in principal amount, and in the case of shares, in the dollar trading value of such shares as of the close of business on such date, as applicable) held by all holders of Registrable Securities outstanding as of such date.

        Section 3.09.    Nominees for Beneficial Owners.    If any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Issuer, be treated as the Securityholder of such Registrable Securities for purposes of any request, consent, waiver or other action by any Securityholder or Securityholders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities (in shares or principal amount) held by any Securityholder or Securityholders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities makes the election provided in this Section 3.09, the Issuer may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

        Section 3.10.    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provisions that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        Section 3.11.    Counterparts and Signature.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

        Section 3.12.    Interpretation.    When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 3.13.    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

        Section 3.14.    Submission to Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State and City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.02 as to giving notice hereunder shall be deemed effective service of process on such party.

        Section 3.15.    Remedies.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity or pursuant to Section 2.04(l).

        Section 3.16.    WAIVER OF JURY TRIAL.    EACH OF THE ISSUER AND THE SECURITYHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE ISSUER AND THE SECURITYHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

COMCAST CORPORATION
By:
Name: Title:
COMCAST QVC, INC.
By:
Name: Title:
LIBERTY MEDIA CORPORATION
By:
Name: Title:

ANNEX A

Plan of Distribution

        The selling securityholder, including some of its transferees who may later hold its interest in the securities covered by this prospectus and who are otherwise entitled to resell the securities using this prospectus, may sell the securities covered by this prospectus from time to time in any legal manner selected by the selling securityholder, including directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

        The selling securityholder has advised us that the securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, including:

  •
  on the New York Stock Exchange; {for Liberty Qualifying Securities}

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on the New York Stock Exchange or in the over-the-counter market; or

  •
  any combination of the foregoing.

        In addition, the selling securityholder may also enter into hedging and/or monetization transactions. For example, the selling securityholder may:

  •
  enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling securityholder and engage in short sales of securities under this prospectus, in which case the other party may use securities received from the selling securityholder to close out any short positions;

  •
  itself sell short the securities under this prospectus and use the securities held by it to close out any short position;

  •
  enter into options, forwards or other transactions that require the selling securityholder to deliver, in a transaction exempt from registration under the Securities Act, the securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling securityholder and publicly resell or otherwise transfer the securities under this prospectus; or

  •
  loan or pledge the securities to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling securityholder and sell the loaned securities or, in an event of default in the case of a pledge, become a selling securityholder and sell the pledged securities, under this prospectus.

        The selling securityholder has advised us that it has not entered into any agreements, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of its securities. However, we are required, under the registration rights agreement relating to the securities being sold under this prospectus, to enter into customary underwriting and other agreements in connection with the distribution of the securities under this prospectus, subject to some limitations. For more information regarding the registration rights agreement, see "Selling Securityholder—Relationships with the Selling Securityholder—Registration Rights Agreements." The specific terms of any such underwriting or other agreement will be disclosed in a supplement to this prospectus filed with the SEC under Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part. The selling securityholder may sell any or all of the securities offered by it pursuant to this prospectus. In addition, there can be no assurance that the selling securityholder will not transfer, devise or gift the securities by other means not described in this prospectus.

        There can be no assurance that the selling securityholder will sell any or all of the securities pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        The aggregate proceeds to the selling securityholder from the sale of the securities offered by it will be the purchase price of the securities less discounts and commissions, if any. If the securities are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts and commissions and/or agent's commissions. We will not receive any of the proceeds from the sale of the securities covered by this prospectus.

        In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

        Any underwriters, broker-dealers or agents that participate in the sale of the securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the securities by the selling securityholder and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        To the extent required, the securities to be sold, the names of the selling securityholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We have agreed to indemnify the selling securityholder and its directors, officers and controlling persons against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments which the selling securityholder may be required to make in respect of such liabilities. The selling securityholder has agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by it or to contribute with respect to payments in connection with such liabilities.

        We have agreed to pay all of the costs, fees and expenses incident to our registration of the resale of the selling securityholder's securities, excluding any legal fees of the selling securityholder and commissions, fees and discounts of underwriters, brokers, dealers and agents.

        Under our registration rights agreement with the selling securityholder, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, until no securities are subject to the registration rights agreement.

        Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the registration statement to which this prospectus relates.

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FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
ARTICLE 1 DEFINITIONS
ARTICLE 2 REGISTRATION RIGHTS
ARTICLE 3 MISCELLANEOUS PROVISIONS
Plan of Distribution